ADC Reports First Quarter 2004 Results

    MINNEAPOLIS--(BUSINESS WIRE)--Feb. 18, 2004--ADC (Nasdaq:ADCT):

    -- Excluding $5 Million of Sales from Discontinued Operations, Net Sales Were $168 Million (GAAP and Pro Forma) of Which 34% Were International Sales

    -- Breakeven EPS From Continuing Operations (GAAP and Pro Forma, Both Include a Net $0.01 Benefit Primarily From Bad Debt
        Recoveries)

    --  Total Cash and Securities (Short- and Long-term) Was $783
        Million

    ADC (Nasdaq:ADCT)(www.adc.com) today announced results for the first quarter ended January 31, 2004 prepared in accordance with generally accepted accounting principles (GAAP) as summarized below for ADC and its operating segments, Broadband Infrastructure and Access (BIA) and Integrated Solutions (IS), on a continuing operations basis.
    "We view 2004 as a year that we can make steady progress toward our long-term growth goals in what appears to be a stabilizing capital spending environment," said Robert E. Switz, president and CEO of ADC. "To achieve our long-term growth goals, we are working closely with our customers to support their deployments of communications services over new networks, such as fiber-to-the-premises, Ethernet data, next-generation wireless, migration from core to the edge, carrier-class cable, and digital broadcast."

    Discontinued Operations

    On December 31, 2003, ADC announced that it had reached an agreement to sell certain digital loop carrier assets, whose sales were approximately 3% of ADC's fiscal 2003 sales. A subsidiary of the Dutch company Kardan N.V. agreed to acquire a majority share of the divested business with other members of a purchasing group acquiring the remaining share. The transaction, subject to ordinary closing conditions including the receipt of necessary third party consents, is expected to close before March 1, 2004. In the first quarter of 2004, this business had net sales of $5 million and all of its results have been reflected as discontinued operations, net of tax, in the consolidated statements of operations. Loss per share from discontinued operations, including loss on divestiture, was $0.01 in the first quarter of 2004. There were approximately 140 employees in this business on January 31, 2004.



GAAP Basis (dollars in millions, except per share amounts), Continuing
Operations

                                              2004     2003     2003
ADC Results                                  First    Fourth   First
-----------                                 Quarter  Quarter  Quarter
                                            -------- -------- --------
Net sales                                  $  168.5    185.0    194.6
   Percent outside U.S.                        34.4%    34.2%    38.6%
Gross margin                                   39.3%    38.4%    35.5%
Operating loss                             $   (4.4)    (5.1)   (41.1)
Income (loss) before income taxes          $    3.4      5.7    (41.6)
Income (loss) from continuing operations $ 3.4 11.3 (41.6) Earnings (loss) per share from continuing
 operations - basic and diluted            $   0.00     0.01    (0.05)

Segment Results
---------------
Net sales:
BIA                                        $  106.0    113.6    127.2
IS                                         $   62.5     71.4     67.4
Operating income (loss):
BIA                                        $    4.5     (1.0)    (7.9)
IS                                         $   (3.4)     3.9     (8.6)


    In addition to GAAP income statement results, ADC also presents pro forma income statement results prepared with certain adjustments as noted in this release. Due to the significance of ADC's restructuring activities from fiscal 2000 to 2004, management believes that a more meaningful comparison of fiscal 2004 results would exclude impairment and restructuring charges, certain non-operating gains/losses and results of discontinued operations in deriving pro forma income statements for fiscal 2004 and historical periods. For an explanation of pro forma items excluded from GAAP income statement results, please refer to the "Pro Forma Items Excluded from GAAP Results" section of this release and review the attached supplementary schedules that reconcile GAAP results to pro forma results for the three-month periods ended January 31, 2004 and 2003 and the three-month period ended October 31, 2003.
    Pro forma basis results, which reflect adjustments to all quarters related to the exclusion of impairment and restructuring charges, certain non-operating gains/losses and results of discontinued operations are summarized below for ADC and its operating segments on a continuing operations basis.



Pro Forma Basis (dollars in millions, except per share amounts), Continuing Operations

                                              2004     2003     2003
ADC Results                                  First    Fourth   First
-----------                                 Quarter  Quarter  Quarter
                                            -------- -------- --------
Net sales                                  $  168.5    185.0    194.6
Gross margin                                   39.3%    39.4%    35.5%
Operating income (loss)                    $    2.5      6.9    (22.6)
Income (loss) before income taxes          $    2.2     12.5    (22.3)
Income (loss) from continuing operations $ 2.2 18.1 (22.3) Earnings (loss) per share from continuing
 operations - basic and diluted            $   0.00     0.02    (0.03)

Segment Results
---------------
Net sales:
BIA                                        $  106.0    113.6    127.2
IS                                         $   62.5     71.4     67.4
Operating income (loss):
BIA                                        $    4.5      0.7     (7.9)
IS                                         $   (3.4)     3.9     (8.6)


    Strong Financial Condition

    "With our strong financial condition, we are focused on growing ADC's sales organically in a stabilizing capital spending environment and through potential acquisitions in our core strategic areas," said Gokul Hemmady, ADC's chief financial officer. "If we were to achieve sales growth in our core businesses, divest certain non-core products, and continue with our lower cost structure, the expected result will be that our earnings will grow faster than sales in the recovery of telecommunications capital spending."
    Certain ADC balance sheet and cash flow information on a GAAP basis and related statistics are summarized below.



Other GAAP Data & Related Statistics (dollars in millions)

Balance Sheet Data and Related     January 31, October 31, January 31,
 Statistics                              2004        2003        2003
------------------------------           ----        ----        ----
Cash and cash equivalents -
 unrestricted                     $     724.6       718.0       357.1
Short-term available for sale
 securities                       $      25.0        26.7         2.7
Long-term available for sale
 securities                       $      17.1        19.5         4.6
Restricted cash                   $      16.0        15.8       139.0
                                         ----        ----       -----
Total cash and securities         $     782.7       780.0       503.4
                                        =====       =====       =====
Restructuring accrual             $      25.6        29.3        81.0
Current ratio                             4.0         3.7         1.9
Long-term notes payable           $     400.0       400.0        14.3




                                                2004     2003     2003
                                               First   Fourth    First
Cash Flow Data and Related Statistics        Quarter  Quarter  Quarter
-------------------------------------        -------  -------  -------
Total cash provided by (used in)
   operating activities                    $   (6.2)     6.3     50.2
Days sales outstanding                         52.0     48.6     45.7
Inventory turns - annualized                    6.0      6.9      6.0
Depreciation and amortization              $   11.4     12.8     15.3
Property and equipment additions           $    2.9      4.0      5.7
Disposals of fixed assets                  $    5.6      1.9        -


    In the first quarter of 2004, total cash used in operating activities was $6 million primarily from a pay down of current liabilities partially offset by accounts receivable collections. In the fourth quarter of 2003, total cash provided by operating activities was $6 million primarily from net income plus depreciation. In the first quarter of 2003, the $50 million of total cash provided by operating activities was primarily from income tax refunds more than offsetting net losses and other net uses of cash.
    Total employees were approximately 5,800 as of January 31, 2004 compared to approximately 5,700 as of October 31, 2003 and approximately 6,800 as of January 31, 2003. We expect the total employee number to decline in the second quarter of 2004 when the discontinued operations transaction is closed.

    Recent Wins and Achievements

    ADC's wins and achievements in recent months are summarized below.

    Connectivity

    Verizon selected ADC among other vendors to supply equipment for the fiber-to-the-premises (FTTP) system planned to begin deploying in 2004.
    FTTH Communications will deploy ADC's new Fiber Distribution Terminals in its all-fiber network. The Minneapolis-based provider of voice, video and Internet services relies on its network to cost-effectively offer residential customers true broadband services.
    FTTP products designed by ADC offers telecommunications service providers flexibility in managing their FTTP equipment, including the expensive central office based electronics, used to transmit the signals to the individual homes. This ability to optimize the infrastructure enables service providers to leverage their investment and drive revenue generation. ADC's new FTTP products include:

    -- Fiber Distribution Terminals (FDT): Pole- or slab-mount cabinets that feature a pre-terminated architecture with ample connector access and slack storage, splice trays, splitter modules, and bend-radius protection for all fibers managed in the cabinet. The cabinets are offered in various sizes accommodating 32 to 1,152 homes per cabinet and are designed to meet Telcordia specifications. Designed for new FTTP rollouts, FDTs help telecommunications service providers manage a flexible and scalable network, including the expensive central office based electronics. With the proper fiber infrastructure in place, service providers can scale the network to more homes or businesses as needed and generate revenues more efficiently and quickly.

    -- Passive Optical Splitter Modules: Designed for the outside plant or central office, these modules give carriers the ability to split optical signals to multiple homes or businesses. Installed in the Fiber Distribution Terminal cabinet, the modules enable quick and efficient routing and splitting of individual fibers.

    -- Wavelength Division Multiplexer Modules: These modules are primarily used in central office fiber panels and frames, enabling carriers to mux and demux optical signals to combine video with voice and data. Modules are available in adaptor port or pigtailed versions.

    ADC and Sumitomo Electric formed an alliance in 2003 to develop and engineer FTTP connectivity equipment for use within major telecommunications service provider networks. The alliance offers the collective products - augmented by the engineering, field, and manufacturing expertise - of these market leaders to bring a customizable and flexible connectivity solution to telecommunication service providers.
    Verizon also approved ADC's Passive Fiber Optic Component (PFOC) Test Lab under the Verizon Independent PFOC Test Lab Witnessing Program. Designed to speed the testing and approval process, ADC's lab is the first to receive certification to conduct in-house testing of fiber components and assemblies under this Program. ADC partnered with Underwriters Laboratories and Verizon to achieve this approval.

    Software

    O2 Germany extended its existing implementation of ADC's Metrica(R) NPR system to monitor its Universal Mobile Telecommunications Service network. Metrica will help O2 manage its network quality by providing a reliable understanding of network availability, utilization, delays and other key network performance indicators. Using this information, O2 can identify and correct network problems before they affect service.
    Vodafone New Zealand selected ADC's new-generation Metrica Performance Manager for Vodafone's GSM and GPRS networks throughout the Pacific region. In particular, Vodafone New Zealand will use the software to monitor the network performance and the quality of services delivered to all of Vodafone customers in Australia, New Zealand and Fiji.
    Finnet Networks selected ADC's Metrica Performance Manager. The pan-Finnish network operator will deploy ADC's new generation software solution to monitor the network performance and the quality of services delivered to customers over the company's GSM and GPRS network.

    IP Cable

    ADC's IP Cable channel partner, Japan-based Nissho Electronics Corp., obtained three new customers for ADC's Cuda(TM) 12000 carrier-class cable modem termination system (CMTS) and FastFlow(R) Broadband Provisioning Manager (BPM).
    ADC launched the Cuda 3000, a new, carrier-class CMTS, aimed at cable operators serving markets up to 50,000 homes passed. Based on ADC's Cuda 12000, the Cuda 3000 is the first and only upgradeable platform optimized for less densely populated markets. Available in multiple configurations, the Cuda 3000 offers cable operators a solution that has the ability to grow with the customer base, unlike competitive, fixed configuration "pizza box" systems. ADC's Cuda 3000 has the ability to deliver advanced IP-based multimedia services, such as residential Internet access, commercial data services, virtual private networks and voice services, through its unique architecture and superior RF functionality. In addition, the Cuda 3000 provides a seamless software and hardware upgrade path to DOCSIS(R) 2.0, further protecting the cable operators' investment.
    ADC released version 4.2 of FastFlow BPM, the only provisioning solution to support revenue-generating DOCSIS(R) and PacketCable(TM) services simultaneously. With version 4.2, FastFlow BPM adds advancements for highly secure, standards-based PacketCable and CableHome(TM) device provisioning, along with increased security for upgrading firmware in cable modems, multimedia terminal adapters and CableHome residential gateways. ADC's FastFlow solution provisions over 3.5 million subscribers worldwide.

    Wireless

    ADC's Digivance(TM) Long-Range Coverage Solution (LRCS) was deployed by Nextel at Daytona International Speedway for the Daytona
500. Other deployments are planned at the Atlanta and Michigan speedways where NASCAR events are held during the year. Digivance is expected to help ensure that Nextel delivers appropriate wireless coverage and capacity services to race fans attending additional NASCAR events in 2004.
    ADC is also providing its Digivance LRCS equipment to Mid-Tex Cellular as the wireless provider becomes the first mobile operator to deploy software radio technology in a network. Digivance LRCS functions as the remote transceiver system, allowing Mid-Tex to enhance its network by cost-effectively extending coverage and distributing capacity where it is needed, including areas that are often difficult to serve. Vanu, Inc., will supply its Vanu Software Radio(TM) solution as Mid-Tex overlays its existing TDMA-based wireless network with a new GSM/GPRS-based system with a radio access network.

    Outlook

    ADC currently anticipates that sales in the second quarter of 2004, subject to potential product portfolio changes, will be around $175 million and related pro forma earnings per share will be around breakeven. Sales by operating segment as a percent of total ADC sales are expected to be in the ranges of 60%-65% for BIA and 35%-40% for IS, also subject to any product portfolio changes. ADC is not able to provide an outlook for GAAP earnings per share at this time for the reasons explained below. ADC cautions investors that forecasting in these soft and changing industry conditions combined with economic, geopolitical and other uncertainties remains extremely difficult and subject to change, especially with respect to the timing of closing and deploying contracts that can delay the start of new sales sources.
    As previously announced, ADC is currently considering strategic choices to add and/or subtract product lines in its portfolio with the goal of growing profitably in more focused areas and being a leader in each market we serve.
    Starting in the third quarter of 2002, the tax benefits of ADC's pre-tax losses have been added to its deferred tax assets with an offsetting valuation reserve. As of January 31, 2004, ADC had a total of $818 million in deferred tax assets that have been offset by a full valuation reserve and as a result have been shown on the balance sheet at zero. As it generates pre-tax income in future periods, ADC does not currently expect to record significant income tax expense until either its deferred tax assets are fully utilized to reduce future income tax liabilities or the value of its deferred tax assets are restored on the balance sheet. Most of the deferred tax assets are not expected to expire until 2022-2024.
    Pro forma results in this outlook exclude impairment and restructuring charges and certain non-operating gains/losses that may be incurred if ADC takes actions designed to further lower its breakeven point or restructure its operations. ADC is unable to provide an outlook for earnings per share on a GAAP basis at this time as ADC may incur such additional impairment and restructuring charges and certain non-operating gains/losses in future fiscal quarters. The amount of any such additional charges is uncertain and will depend on many factors including the evolving outlook for industry conditions and ADC's businesses. If such charges are incurred they could result in a significant difference between GAAP and pro forma earnings per share.

    Review of Operating Segments

    The GAAP and pro forma sales results of ADC's operating segments on a continuing operations basis are summarized above. Commentary on the changes in the sales results follows.

    Broadband Infrastructure and Access

    On a quarterly sequential basis from the fourth quarter of 2003, BIA sales in the first quarter of 2004 were lower as expected due to a historical slowdown in activity among ADC's customers during this period as previously announced. Lower sequential quarter sales of connectivity and wireline systems were partially offset by growth in sales of wireless and cable telephony/data systems. On a sequential quarter basis, wireless sales have increased for four quarters in a row. Comparing first quarters on a year-over-year basis, lower BIA sales in 2004 were primarily a result of lower sales of wireline and cable telephony/data systems partially offset by higher sales in connectivity and wireless systems.

    Integrated Solutions

    On a quarterly sequential basis from the fourth quarter of 2003, IS sales in the first quarter of 2004 decreased as expected due to the same historical slowdown as BIA experienced. Sales on a sequential quarter basis were lower for both systems integration services and software systems. Comparing first quarters on a year-over-year basis, 2004 sales were essentially flat for systems integration services and lower for software systems.

    Pro Forma Items Excluded from GAAP Results

    Pro forma income statement results from continuing operations in both fiscal 2004 and 2003 exclude impairment and restructuring charges, certain non-operating gains/losses and results of discontinued operations.
    In deriving pro forma results from continuing operations for the first quarter of 2004, ADC excluded net credits of $1 million ($0.00 per share). These credits were primarily related to gains from divested assets and investments partially offset by charges for employee reductions and facilities consolidations as a result of restructuring.
    In deriving pro forma results from continuing operations for the fourth quarter of 2003, ADC excluded net charges of $7 million ($0.01 per share). These charges were primarily related to employee reductions and facilities consolidations as a result of restructuring partially offset by gains from divested assets and investments.
    In deriving pro forma results from continuing operations for the first quarter of 2003, ADC excluded charges of $19 million ($0.02 per share). These charges were primarily related to fixed asset impairments, employee reductions and facilities consolidations as a result of restructuring.

    Today's Earnings Conference Call And Webcast at 5:00 p.m. Eastern

    ADC will discuss its first quarter 2004 results and current outlook on a conference call scheduled today, February 18, at 5:00 p.m. Eastern time. The conference call can be accessed by domestic callers at (800) 399-7506 and by international callers at (706) 634-2489 or on the Internet at www.adc.com/investor, by clicking on News & Communications, then clicking on Webcasts. Starting today at 6:30 p.m. Eastern time, the replay of the call can be accessed until 11:59 p.m. Eastern time on February 26 by domestic callers at (800) 642-1687 and by international callers at (706) 645-9291 (conference ID number is 4940490) or on the Internet at www.adc.com/investor, by clicking on News & Communications, then clicking on Webcasts.

    About ADC

    ADC is The Broadband Company(TM). ADC offers high-quality, value-added solutions of network equipment, software and systems integration services that enable communications service providers to deliver high-speed Internet, data, video and voice services to consumers and businesses worldwide. ADC (Nasdaq:ADCT) has sales into approximately 90 countries. Learn more about ADC Telecommunications, Inc. at www.adc.com.

    Cautionary Statement under the Private Securities Litigation
Reform Act of 1995

    All forward-looking statements contained herein, particularly those pertaining to ADC's expectations or future operating results, reflect management's current expectations or beliefs as of the date of such statements and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. ADC Telecommunications cautions readers that future actual results could differ materially from those in forward-looking statements depending on the outcome of certain factors. All such forward-looking statements are subject to certain risks and uncertainties, including, but not limited to, significant difficulties in forecasting sales and market trends; uncertainties regarding the level of capital spending by telecommunications service providers, as the majority of ADC's sales are derived from these companies; the overall demand for ADC's products or services; the demand for particular products or services within the overall mix of products sold, as our products and services have varying profit margins; changing market conditions and growth rates either within ADC's industry or generally within the economy; the impact of actions we may take as a result of our ongoing portfolio review, which may include business acquisitions or divestitures; ADC's ability to dispose of excess assets on a timely and cost-effective basis; new competition and technologies; increased costs associated with protecting intellectual property rights; the retention of key employees; pressures on the pricing of the products or services ADC offers; performance of contract manufacturers used by ADC to make certain products; possible consolidation among communications service providers; and other risks and uncertainties, including those identified in the section captioned Risk Factors in Item 1 of ADC's Annual Report on Form 10-K for the fiscal year ended October 31, 2003. ADC disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.



            ADC TELECOMMUNICATIONS, INC. AND SUBSIDIARIES
               CONSOLIDATED BALANCE SHEETS - UNAUDITED
                            (In Millions)

                                ASSETS

                                             January 31,   October 31,
                                                2004          2003
                                             -------------------------

CURRENT ASSETS:
   Cash and cash equivalents                     $724.6        $718.0
   Available for sale securities                   25.0          26.7
   Accounts receivable                             97.3          99.8
   Unbilled revenue                                27.1          30.6
   Inventories                                     68.6          66.3
   Assets of discontinued operations               23.4          21.6
   Prepaid and other current assets                53.4          48.4
                                             -------------------------

       Total current assets                     1,019.4       1,011.4

 PROPERTY AND EQUIPMENT, net                      182.7         190.6

 ASSETS HELD FOR SALE                              20.5          25.1

 RESTRICTED CASH                                   16.0          15.8

 AVAILABLE FOR SALE SECURITIES                     17.1          19.5

 OTHER ASSETS                                      34.4          38.2

                                             -------------------------
   TOTAL ASSETS                                $1,290.1      $1,300.6
                                             =========================

                 LIABILITIES & SHAREOWNERS' INVESTMENT

 CURRENT LIABILITIES:
   Accounts payable                               $49.2         $46.4
   Accrued compensation and benefits               45.0          52.8
   Other accrued liabilities                      103.7         111.7
   Restructuring accrual                           25.6          29.3
   Liabilities of discontinued operations          23.4          25.7
   Notes payable                                    7.5           8.3
                                             -------------------------

       Total current liabilities                  254.4         274.2

   LONG-TERM NOTES PAYABLE                        400.0         400.0
   OTHER LONG-TERM LIABILITIES                      2.5           2.5
                                             -------------------------
       Total liabilities                          656.9         676.7

   SHAREOWNERS' INVESTMENT
       (806.8 and 806.6 shares outstanding)       633.2         623.9

                                             -------------------------
   TOTAL LIABILITIES AND SHAREOWNERS'
    INVESTMENT                                 $1,290.1      $1,300.6
                                             =========================



            ADC TELECOMMUNICATIONS, INC. AND SUBSIDIARIES
          CONSOLIDATED STATEMENTS OF OPERATIONS - UNAUDITED
                              GAAP BASIS
               (In Millions, Except Per Share Amounts)

                                                      For the
                                                Three Months Ended
                                                    January 31,
                                                -------------------
                                                 2004        2003
                                                -------     -------
NET SALES                                       $168.5      $194.6

COST OF PRODUCT SOLD                             102.2       125.5
                                                -------     -------
GROSS PROFIT                                      66.3        69.1
                                                -------     -------
GROSS MARGIN                                      39.3%       35.5%

EXPENSES:
  Research and development                        21.7        30.3
  Selling and administration                      42.1        61.4
  Impairment charges                                 -        10.3
  Restructuring charges                            6.9         8.2
                                                -------     -------
     Total Expenses                               70.7       110.2
                                                -------     -------
       As a Percentage of Net Sales               42.0%       56.6%

OPERATING LOSS                                    (4.4)      (41.1)
OPERATING MARGIN                                 (2.6%)     (21.1%)
OTHER INCOME (EXPENSE), NET:
     Interest                                      0.8         1.2
     Other                                         7.0        (1.7)
                                                -------     -------

INCOME (LOSS) BEFORE INCOME TAXES                  3.4       (41.6)
(BENEFIT)  PROVISION FOR INCOME TAXES                -           -
                                                -------     -------
INCOME (LOSS) FROM CONTINUING OPERATIONS           3.4       (41.6)

DISCONTINUED OPERATIONS, NET OF TAX:
  Loss from discontinued operations               (2.2)        0.1
  Loss on divestiture of subsidiary               (3.6)          -
                                                -------     -------
                                                  (5.8)        0.1

NET LOSS                                         $(2.4)(a)  $(41.5)(b)
                                                =======     =======
NET MARGIN                                       (1.4%)     (21.3%)

AVERAGE COMMON SHARES OUTSTANDING - BASIC        806.8       801.1
                                                =======     =======
AVERAGE COMMON SHARES OUTSTANDING - DILUTED      812.2       801.1
                                                =======     =======
EARNINGS (LOSS) PER SHARE FROM CONTINUING
 OPERATIONS - BASIC                              $0.00 (a)  $(0.05)(b)
                                                =======     =======
EARNINGS (LOSS) PER SHARE FROM CONTINUING
 OPERATIONS - DILUTED                           $(0.00)(a)  $(0.05)(b)
                                                =======     =======
LOSS PER SHARE FROM DISCONTINUED OPERATIONS -
 BASIC AND DILUTED                              $(0.01)(a)   $0.00 (b)
                                                =======     =======
NET LOSS PER SHARE - BASIC AND DILUTED          $(0.00)(a)  $(0.05)(b)
                                                =======     =======

(a) Excluding $6.9 million restructuring charges; $4.4 million nonoperating gain on sale of investments; $3.7 million net nonoperating gain for divested product lines; and $5.8 million net loss on discontinued operations; net income and diluted EPS would have been $2.2 million and $0.00 for the quarter ended January 31, 2004.
(b) Excluding $8.2 million restructuring charges; $10.3 million impairment charges; $2.7 million nonoperating loss related to the write-down of the investment portfolio; $4.7 million nonoperating gain on the sale of investments; $2.8 million nonoperating loss related to the sale of divested product lines; and $0.1 million net loss from discontinued operations; net income and diluted EPS would have been $22.3 million and $(0.03) for the quarter ended January 31, 2003.



                     ADC Telecommunications, Inc.
                 Consolidated Statement of Cash Flow
                           ($ in Millions)

                                                    Three Months Ended
                                                       January 31,
                                                    ------------------
                                                      2004      2003

Cash Flows from Operating Activities:
   Net income (loss)                                   $(2.4)  $(41.5)
  Adjustments:
    Write-off Purchased and In Process R&D
    Inventory and fixed asset write-offs                (0.3)    10.3
    Depreciation and amortization                       11.4     15.3
    Change in bad debt reserves                         (4.5)     1.1
    Change in inventory reserves                         1.5      1.1
    Non-cash stock compensation                          0.6      2.1
    Investment impairments                                 -      2.7
    Gain on sale of investments                         (4.4)    (4.7)
    Loss on sale of business/product lines               0.3      2.8
    Loss (Gain) on sale of fixed assets                 (0.4)    (0.5)
    Other                                               (0.4)     0.3
    Changes in assets & liabilities, net of
     acquisitions
      Accounts receivable                                9.8     24.1
      Inventories                                       (3.8)     0.6
      Prepaid income taxes and other assets              1.7    105.3
      Accounts payable                                   3.1    (17.4)
      Accrued liabilities                              (18.4)   (51.4)
                                                    --------- --------
        Total cash provided (used) by operating
         activities                                     (6.2)    50.2

Cash Flows from Investing Activities:
  Divestitures, net of cash disposed                     5.0      0.5
  Property and equipment additions                      (2.9)    (5.7)
  Disposal of fixed assets                               5.6        -
  Decrease (Increase) in restricted cash                (0.2)    34.5
  Short-term investments, net                            1.9        -
  Long term investments, net                             2.5      4.0
                                                    --------- --------
        Total cash provided (used) by investing
         activities                                     11.9     33.3

Cash Flows from Financing Activities:
  Increase/(Decrease) in debt                           (0.8)     3.1
  Common stock issued                                    1.8      0.3
                                                    --------- --------
        Total cash provided (used) by financing
         activities                                      1.0      3.4

Effect of exchange rate on cash                         (0.1)     0.5
                                                    --------- --------

Increase (Decrease) in cash and cash equivalents         6.6     87.4

Cash and cash equivalents, beginning of quarter/year   718.0    278.9
                                                    --------- --------

Cash and cash equivalents, end of period              $724.6   $366.3
                                                    ========= ========



                        SUPPLEMENTARY SCHEDULE
            ADC TELECOMMUNICATIONS, INC. AND SUBSIDIARIES
          CONSOLIDATED STATEMENTS OF OPERATIONS - UNAUDITED
         RECONCILIATION OF GAAP RESULTS TO PRO FORMA RESULTS

               (In Millions, Except Per Share Amounts)



                                       For the Three Months Ended
                                            January 31, 2004

                                          Restructuring
                                   GAAP     and Other      Proforma
                                  Results    Charges   (a) Results (a)
                                  ------- -------------    --------
NET SALES                         $168.5             -      $168.5

COST OF PRODUCT SOLD               102.2             -       102.2
                                  ------- -------------    --------
GROSS PROFIT                        66.3             -        66.3
                                  ------- -------------    --------
GROSS MARGIN                        39.3%                     39.3%

EXPENSES:
  Research and development          21.7             -        21.7
  Selling and administration        42.1             -        42.1
  Impairment charges                   -             -           -
  Restructuring charges              6.9          (6.9)          -
                                  ------- -------------    --------
    Total Expenses                  70.7          (6.9)       63.8
                                  ------- -------------    --------
    As a Percentage of Net Sales    42.0%                     37.9%

OPERATING INCOME (LOSS)             (4.4)          6.9         2.5
OPERATING MARGIN                   (2.6%)                      1.5%
OTHER INCOME (EXPENSE), NET:
  Interest                           0.8             -         0.8
  Other                              7.0          (8.1)       (1.1)
                                  ------- -------------    --------

INCOME (LOSS) BEFORE INCOME TAXES    3.4          (1.2)        2.2
PROVISION (BENEFIT)  FOR INCOME
 TAXES                                 -             -           -
                                  ------- -------------    --------
INCOME (LOSS) FROM CONTINUING
 OPERATIONS                          3.4          (1.2)        2.2

DISCONTINUED OPERATIONS, NET OF
 TAX:
  Loss from discontinued
   operations                       (2.2)          2.2           -
  Loss on divestiture of
   subsidiary                       (3.6)          3.6           -
                                  ------- -------------    --------
                                    (5.8)          5.8           -

NET (LOSS) INCOME                  $(2.4)         $4.6        $2.2
                                  ======= =============    ========
NET MARGIN                         (1.4%)                      1.3%


AVG COMMON SHARES OUTSTANDING -
 BASIC                             806.8         806.8       806.8
                                  ======= =============    ========
AVG COMMON SHARES OUTSTANDING -
 DILUTED                           812.2         812.2       812.2
                                  ======= =============    ========
EARNINGS PER SHARE FROM
 CONTINUING OPS - BASIC            $0.00        $(0.00)      $0.00
                                  ======= =============    ========
EARNINGS PER SHARE FROM
 CONTINUING OPS - DILUTED          $0.00        $(0.00)      $0.00
                                  ======= =============    ========
LOSS PER SHARE FROM DISCONT'D OPS
 - BASIC AND DILUTED              $(0.01)        $0.01       $0.00
                                  ======= =============    ========
NET LOSS PER SHARE - BASIC AND
 DILUTED                          $(0.00)        $0.01       $0.00
                                  ======= =============    ========



                                       For the Three Months Ended
                                            January 31, 2003

                                          Restructuring
                                   GAAP     and Other      Proforma
                                  Results    Charges   (b) Results (b)
                                  ------- -------------    --------
NET SALES                         $194.6             -      $194.6

COST OF PRODUCT SOLD               125.5             -       125.5
                                  ------- -------------    --------
GROSS PROFIT                        69.1             -        69.1
                                  ------- -------------    --------
GROSS MARGIN                        35.5%                     35.5%

EXPENSES:
  Research and development          30.3             -        30.3
  Selling and administration        61.4             -        61.4
  Impairment charges                10.3         (10.3)          -
  Restructuring charges              8.2          (8.2)          -
                                  ------- -------------    --------
    Total Expenses                 110.2         (18.5)       91.7
                                  ------- -------------    --------
    As a Percentage of Net Sales    56.6%                     47.1%

OPERATING INCOME (LOSS)            (41.1)         18.5       (22.6)
OPERATING MARGIN                  (21.1%)                   (11.6%)
OTHER INCOME (EXPENSE), NET:
  Interest                           1.2             -         1.2
  Other                             (1.7)          0.8        (0.9)
                                  ------- -------------    --------

INCOME (LOSS) BEFORE INCOME TAXES  (41.6)         19.3       (22.3)
PROVISION (BENEFIT)  FOR INCOME
 TAXES                                 -             -           -
                                  ------- ---------------- --------
INCOME (LOSS) FROM CONTINUING
 OPERATIONS                        (41.6)         19.3      $(22.3)

DISCONTINUED OPERATIONS, NET OF
 TAX:
  Income from discontinued
   operations                        0.1          (0.1)          -
  Loss on divestiture of
   subsidiary                          -             -           -
                                  ------- -------------    --------
                                     0.1          (0.1)          -

NET (LOSS) INCOME                 $(41.5)        $19.2      $(22.3)
                                  ======= =============    ========
NET MARGIN                        (21.3%)                   (11.4%)


AVG COMMON SHARES OUTSTANDING -
 BASIC                             801.1         801.1       801.1
                                  ======= =============    ========
AVG COMMON SHARES OUTSTANDING -
 DILUTED                           801.1         801.1       801.1
                                  ======= =============    ========
EARNINGS PER SHARE FROM
 CONTINUING OPS - BASIC           $(0.05)        $0.02      $(0.03)
                                  ======= =============    ========
EARNINGS PER SHARE FROM
 CONTINUING OPS - DILUTED         $(0.05)        $0.02      $(0.03)
                                  ======= =============    ========
LOSS PER SHARE FROM DISCONT'D OPS
 - BASIC AND DILUTED               $0.00        $(0.00)      $0.00
                                  ======= =============    ========
NET LOSS PER SHARE - BASIC AND
 DILUTED                          $(0.05)        $0.02      $(0.03)
                                  ======= =============    ========

(a) Excluding $6.9 million restructuring charges; $4.4 million nonoperating gain on sale of investments; $3.7 million net nonoperating gain for divested product lines; and $5.8 million net loss on discontinued operations; net income and diluted EPS would have been $2.2 million and $0.00 for the quarter ended January 31, 2004.
(b) Excluding $8.2 million restructuring charges; $10.3 million impairment charges; $2.7 million nonoperating loss related to the write-down of the investment portfolio; $4.7 million nonoperating gain on the sale of investments; $2.8 million nonoperating loss related to the sale of divested product lines; and $0.1 million net income from discontinued operations; net loss and diluted EPS would have been $22.3 million and $(0.03) for the quarter ended January 31, 2003.



                        SUPPLEMENTARY SCHEDULE
             ADC TELECOMMUNICATIONS, INC. AND SUBSIDIARIES
           CONSOLIDATED STATEMENTS OF OPERATIONS - UNAUDITED
          RECONCILIATION OF GAAP RESULTS TO PRO FORMA RESULTS

                (In Millions, Except Per Share Amounts)


                                       For the Three Months Ended
                                            January 31, 2004

                                          Restructuring
                                   GAAP     and Other      Proforma
                                  Results    Charges   (a) Results (a)
                                  ------- -------------    --------
NET SALES                         $168.5            $-      $168.5

COST OF PRODUCT SOLD               102.2             -       102.2
                                  ------- -------------    --------
GROSS PROFIT                        66.3             -        66.3
                                  ------- -------------    --------
GROSS MARGIN                        39.3%                     39.3%

EXPENSES:
  Research and development          21.7             -        21.7
  Selling and administration        42.1             -        42.1
  Impairment charges                   -             -           -
  Restructuring charges              6.9          (6.9)          -
                                  ------- -------------    --------
    Total Expenses                  70.7          (6.9)       63.8
                                  ------- -------------    --------
    As a Percentage of Net Sales    42.0%                     37.9%

OPERATING INCOME (LOSS)             (4.4)          6.9         2.5
OPERATING MARGIN                   (2.6%)                      1.5%
OTHER INCOME (EXPENSE), NET:
    Interest                         0.8             -         0.8
    Other                            7.0          (8.1)       (1.1)
                                  ------- -------------    --------

INCOME (LOSS) BEFORE INCOME TAXES    3.4          (1.2)        2.2
PROVISION (BENEFIT) FOR INCOME
 TAXES                                 -             -           -
                                  ------- -------------    --------
INCOME (LOSS) FROM CONTINUING
 OPERATIONS                          3.4          (1.2)        2.2

DISCONTINUED OPERATIONS, NET OF
 TAX:
  Loss from discontinued
   operations                       (2.2)          2.2           -
  Loss on divestiture of
   subsidiary                       (3.6)          3.6           -
                                  ------- -------------    --------
                                    (5.8)          5.8           -

NET LOSS                           $(2.4)         $4.6        $2.2
                                  ======= =============    ========
NET MARGIN                         (1.4%)                      1.3%


AVG COMMON SHARES OUTSTANDING -
 BASIC                             806.8         806.8       806.8
                                  ======= =============    ========
AVG COMMON SHARES OUTSTANDING -
 DILUTED                           812.2         812.2       812.2
                                  ======= =============    ========
EARNINGS PER SHARE FROM
 CONTINUING OPS - BASIC            $0.00        $(0.00)      $0.00
                                  ======= =============    ========
EARNINGS PER SHARE FROM
 CONTINUING OPS - DILUTED          $0.00        $(0.00)      $0.00
                                  ======= =============    ========
LOSS PER SHARE FROM DISCONT'D OPS
 - BASIC AND DILUTED              $(0.01)        $0.01       $0.00
                                  ======= =============    ========
NET LOSS PER SHARE - BASIC AND
 DILUTED                          $(0.00)        $0.01       $0.00
                                  ======= =============    ========



                                       For the Three Months Ended
                                            October 31, 2003

                                          Restructuring
                                   GAAP     and Other      Proforma
                                  Results    Charges   (b) Results (b)
                                  ------- -------------    --------
NET SALES                         $185.0            $-      $185.0

COST OF PRODUCT SOLD               113.9          (1.7)      112.2
                                  ------- -------------    --------
GROSS PROFIT                        71.1           1.7        72.8
                                  ------- -------------    --------
GROSS MARGIN                        38.4%                     39.4%

EXPENSES:
  Research and development          22.4             -        22.4
  Selling and administration        43.5             -        43.5
  Impairment charges                 0.8          (0.8)          -
  Restructuring charges              9.5          (9.5)          -
                                  ------- -------------    --------
    Total Expenses                  76.2         (10.3)       65.9
                                  ------- -------------    --------
    As a Percentage of Net Sales    41.2%                     35.6%

OPERATING INCOME (LOSS)             (5.1)         12.0         6.9
OPERATING MARGIN                   (2.8%)                      3.7%
OTHER INCOME (EXPENSE), NET:
    Interest                         2.9             -         2.9
    Other                            7.9          (5.2)        2.7
                                  ------- -------------    --------

INCOME (LOSS) BEFORE INCOME TAXES    5.7           6.8        12.5
PROVISION (BENEFIT)  FOR INCOME
 TAXES                              (5.6)            -        (5.6)
                                  ------- -------------    --------
INCOME (LOSS) FROM CONTINUING
 OPERATIONS                         11.3           6.8        18.1

DISCONTINUED OPERATIONS, NET OF
 TAX:
  Loss from discontinued
   operations                       (2.0)          2.0           -
  Loss on divestiture of
   subsidiary                          -             -           -
                                  ------- -------------    --------
                                    (2.0)          2.0           -

NET LOSS                            $9.3          $8.8       $18.1
                                  ======= =============    ========
NET MARGIN                           5.0%                      9.8%


AVG COMMON SHARES OUTSTANDING -
 BASIC                             805.4         805.4       805.4
                                  ======= =============    ========
AVG COMMON SHARES OUTSTANDING -
 DILUTED                           808.5         808.5       808.5
                                  ======= =============    ========
EARNINGS PER SHARE FROM
 CONTINUING OPS - BASIC            $0.01         $0.01       $0.02
                                  ======= =============    ========
EARNINGS PER SHARE FROM
 CONTINUING OPS - DILUTED          $0.01         $0.01       $0.02
                                  ======= =============    ========
LOSS PER SHARE FROM DISCONT'D OPS
 - BASIC AND DILUTED              $(0.00)        $0.00       $0.00
                                  ======= =============    ========
NET LOSS PER SHARE - BASIC AND
 DILUTED                           $0.01         $0.01       $0.02
                                  ======= =============    ========

(a) Excluding $6.9 million restructuring charges; $4.4 million nonoperating gain on sale of investments; $3.7 million net nonoperating gain for divested product lines; and $5.8 million net loss on discontinued operations; net income and diluted EPS would have been $2.2 million and $0.00 for the quarter ended January 31, 2004.
(b) Excluding $9.5 million restructuring charges; $0.8 million impairment charges; $1.7 million loss for inventory restructuring; $1.7 million nonoperating gain on sale of investments; $1.4 million nonoperating net gain related to the sale of divested product lines; $2.3 million nonoperating gain related to other divested activities; $0.2 million loss for nonoperating miscellaneous activities; and $2.5 million loss from discontinued operations; net income would have been $18.1 million for the three months ended October 31, 2003, respectively. On the same basis, basic and diluted EPS would have been $0.02 for the three months ended October 31, 2003.


                        SUPPLEMENTARY SCHEDULE
            ADC TELECOMMUNICATIONS, INC. AND SUBSIDIARIES
          OPERATING SEGMENT GAAP TO PRO-FORMA RECONCILIATION
                            (In Millions)


                        CONTINUING OPERATIONS
              NET SALES GAAP TO PRO-FORMA RECONCILIATION

                                           2004      2003      2003
                                           First    Fourth     First
                                          Quarter   Quarter   Quarter
                                         --------- --------- ---------
GAAP Net Sales
BIA                                        $106.0    $113.6    $127.2
IS                                           62.5      71.4      67.4
                                         --------- --------- ---------
                                            168.5     185.0     194.6
                                         --------- --------- ---------

Less:
BIA - Divested Product Lines (a)               $-        $-        $-
                                         --------- --------- ---------
                                                -         -         -
                                         --------- --------- ---------

Pro-forma Net Sales
BIA                                        $106.0    $113.6    $127.2
IS                                           62.5      71.4      67.4
                                         --------- --------- ---------
                                           $168.5    $185.0    $194.6
                                         ========= ========= =========

(a) Excluding $0.0 million, $0.0 million, and $0.0 million net sales from product lines divested prior to fiscal 2003; net sales from continuing operations would have been $168.5 million, $185.0 million, and $194.6 million for the three months ended January 31, 2004, October 31, 2003 and January 31, 2003, respectively.



                        CONTINUING OPERATIONS
          OPERATING INCOME GAAP TO PRO-FORMA RECONCILIATION

                                           2004      2003      2003
                                           First    Fourth     First
                                          Quarter   Quarter   Quarter
                                         --------- --------- ---------
GAAP Operating Loss
BIA                                          $4.5     $(1.0)    $(7.9)
IS                                           (3.4)      3.9      (8.6)
Other                                        (5.5)     (8.0)    (24.6)
                                         --------- --------- ---------
                                             (4.4)     (5.1)    (41.1)
                                         --------- --------- ---------

Less:
BIA - Divested Product Lines (b)               $-     $(1.7)       $-
Other (b)                                    (6.9)    (10.3)    (18.5)
                                         --------- --------- ---------
                                             (6.9)    (12.0)    (18.5)
                                         --------- --------- ---------

Pro-forma Operating Income (Loss)
BIA                                          $4.5      $0.7     $(7.9)
IS                                           (3.4)      3.9      (8.6)
Other                                         1.4       2.3      (6.1)
                                         --------- --------- ---------
                                             $2.5      $6.9    $(22.6)
                                         ========= ========= =========

(b) Excluding $0.0 million, $(1.7) million, and $0.0 million operating income (loss) from product lines divested prior to fiscal 2003; $6.9 million, $9.5 million, and $8.2 million restructuring charges; and $0.0 million, $0.8 million, and $10.3 million impairment charges; operating income (loss) would have been $2.5 million, $6.9 million, and $(22.6) million for the three months ended January 31, 2004, October 31, 2003 and January 31, 2003, respectively.

    CONTACT: ADC, Minneapolis
             Investor Relations:
             Mark Borman, 952-917-0590
             or
             Public Relations:
             Chuck Grothaus, 952-917-0306